UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 7, 2008

COMMERCE PLANET, INC.
(Exact Name of Small Business Issuer as Specified in Its Charter)

UTAH	333-34308	87-052057
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

30 South La Patera Lane, Suite 8
Goleta, California 93117
(Address of Principal Executive Offices)

(805) 964-9126
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On March 7, 2008, Commerce Planet, Inc. (the “Company”) received a Notice of Civil Investigative Demand (the “Notice”) from the United States Federal Trade Commission (the “FTC”) for the production of documentation and a request for responses to written interrogatories.  The Notice relates to a demand for information being conducted by the FTC to determine whether the Company may have been engaged since 2004 in the improper use of e-mails, metatags, computer code or programs, or unfair trade practices involving Internet-related goods or services in potential violation of Sections 5 or 12 of the Federal Trade Commission Act, as amended.

The Company does not believe that its prior activities violated the Federal Trade Commissions Act, and believes that similar notices were sent by the FTC to other providers of online marketing and e-commerce services.  The Company intends to fully cooperate with the Notice and the FTC’s investigation.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

Not applicable.

(b) Pro forma financial information.

Not applicable.

(c) Shell company transactions.

Not applicable.

(d) Exhibits.

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 13, 2008	COMMERCE PLANET, INC.

By: /s/ Tony Roth
Name: Tony Roth
Title: Chief Executive Officer